UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34452 (Commission File Number)	27-0467113 (IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 23, 2009, Apollo Commercial Real Estate Finance, Inc. (the “registrant”) issued a press release announcing that it had priced an underwritten initial public offering of 10,000,000 shares of its common stock, at a price of $20.00 per share, for gross proceeds of $200 million and that it plans to, concurrently with the completion of the offering, complete a private placement of 500,000 shares of its common stock, at a price per share equal to the initial public offering price, to Apollo Global Management, LLC and certain of its affiliates. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 23, 2009, issued by Apollo Commercial Real Estate Finance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Joseph F. Azrack
Joseph F. Azrack President and Chief Executive Officer

Date: September 28, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated September 23, 2009, issued by Apollo Commercial Real Estate Finance, Inc.